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                                  COMMERCIAL LEASE


     THIS LEASE AGREEMENT made this 23 day of December, 1997, by and between John or Sharon Sanders, hereinafter called "Landlord," and Spectranetics, Inc., hereinafter called "Tenant".

1. LEASE PROMISES: Landlord hereby: leases to Tenant. and Tenant hereby leases from Landlord, the premises known as 148 Talamine Court containing 2500 square feet.

2. TERM: To have and to hold the leased premises unto Tenant for a term of 24 months commencing on the 1st day of January 1998. and ending on the, 31st day of December, 2000. unless sooner terminated as hereinafter provided.

3. RENT: Tenant agrees to pay total sum of $27,083.40 in U.S. dollars. This is a modified gross lease and Landlord is responsible for the exterior of the building, taxes, land maintenance, exterior utilities and fire insurance on the structure only. All other utilities, additional tenant finish, garbage and other services are the responsibility of the Tenant.

     (a) The rent shall be paid in equal monthly installments of $1100.95, IN ADVANCE, on or before the 1st day of each monthly period of this lease to the Landlord at the address of 154 Talamine Court, Colorado Springs, Colorado
80907. One monthly installment of the rent shall be due and payable on or before the first day of the execution of the lease by the Tenant for the first month's rent. Rents for the last 12 months period will be paid in equal monthly installments of $1156.00.

     (b) This lease is expressly contingent upon Tenant providing to Landlord a certificate of fire and liability insurance.

     (c) All rents, as provided in this lease, are secured by the furniture, fixtures and equipment of the Tenant.

     (d) All expenses incurred by the Tenant, are the sole responsibility of the Tenant. If, however, the Tenant creates a situation whereby the Landlord incurs expenses brought on by the Tenant's neglect or the Tenant causes the property to be encumbered in any way, the Landlord shall have the right to call these expenses as rents and in the event of nonpayment, landlord shall have all the rights and remedies as herein provided for failure to pay rent.

     (e) The Tenant is responsible for ALL Tenant finish, and cannot encumber or cause to encumber the premises or any adjoining premises or any other premises not owned by the Tenant.

     (f) There is a ten (10) days "grace" period after the first of the month to pay rents.

     (g) LATE CHARGES: In the event the rent provided for herein not received by Landlord on the first day of each monthly period and extends beyond the "grace period", a late charge equal to one quarter percent (1/4%) of the monthly rental amount shall be due and payable to Landlord for each day of delinquency up to 25 days and one percent (1%) for each day over 25 days. If rent is mailed, Tenant is responsible for loss or mail delay. Nothing contained herein shall obligate the Landlord to accept the rent after the "grace period", nor does the Landlord waive any of its legal rights which may be available for default of Tenant by inclusion of this provision in this Commercial lease. In

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the event Tenant pays rent by check and the check is not honored by the
Landlords bank, there will be a charge of thirty ($30) dollars for each returned check, in addition, Tenant remains responsible for current rents and any additional charges incurred by the Landlord for late rents.

1. USAGE: Tenant warrants and represents to Landlord that premises shall be used and occupied only for the purposes of Light Manufacturing and/or Office use. Use of toxic chemicals is not permitted. Tenant shall not create any nuisance or otherwise interfere with, annoy or disturb any other Tenant. Tenant shall not commit, or suffer to be committed, any waste on the premises, nor shall Tenant permit the premises to be used in any unlawful activity or way which would, in the opinion of the Landlord, be extra hazardous or illegal. Tenant accepts the Premises subject to all matters of record and to all applicable laws.

5. SERVICES: Tenant shall pay all charges for gas, electricity, and other utilities used by the Tenant on Premises during the term of this lease. If possible, all such utilities shall be separately metered and billed in Tenant's name. In the event that a separate itemization is not available, Tenant shall pay its pro rata portion based on square footage or other pro rata method deemed equitable by the Landlord. Tenant shall be responsible for all telephone and telecommunication charges.

(a) Landlord's failure to any extent to furnish these defined services. or any cessation thereof, shall neither render Landlord liable in any respect for damages either person or property, be constructed as an eviction or partial eviction of Tenant, work as an abatement of rent, nor relieve Tenant from fulfillment of any covenant in this lease.

6. REPAIRS AND MAINTENANCE: Unless otherwise expressly provided, Landlord shall maintain only the roof, foundation, Common parking area, common landscaped area, heating and air conditioning and soundness of the exterior walls (excluding all exterior glass and exterior or overhead doors) of the building in good repair and condition except for reasonable wear and tear. Tenant shall pay for the repair of any damage caused by the negligence or default of Tenant or Tenant's agents, invites and employees. Landlord shall not be liable to Tenants except as expressly provided in this lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent be reason of any repairs, alterations or additions made by Landlord under this lease.

    (a) Tenant shall forthwith at its expense replace any cracked or broken glass used in the leased premises.

    (b) Tenant, at its own expense, shall maintain all bathroom fixtures, door hardware, lighting fixtures, floor coverings, interior paint decorating in a good clean, safe, and wholesome condition at all times during the term of this lease.

    (c) Tenant is to return the premises to the Landlord at the termination of this lease in as good of condition as existed at the "commencement date" of this lease, ordinary wear and tear expected as defined by the Landlord. The cost for any repairs or maintenance work to bring the premises to such condition shall be borne by the Tenant and full or partial remedy may come from Tenants "deposit".

    (d) Landlord shall not have any liability for loss or damage to Tenant's work or to fixtures, equipment or other property of Tenant installed or placed by Tenant in the leased premises. Any occupancy by Tenant prior to beginning the term, even though rent

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free, shall in all other respects be the same as that of a Tenant under this lease and by such occupancy, Tenant shall be bound by all terms of this lease. By occupying the leased premises, as a Tenant, or to complete Tenant's work install fixtures, facilities or equipment, or to perform finishing work, Tenant shall be deemed to have accepted the same and acknowledged that the leased premises are in the condition required by the Landlord's covenants. Occupancy by the Tenant, before the term will be prorated to the number of days of occupancy, unless rent free.

    (e) While the Landlord will provide snow removal of the parking lot when the snow exceeds 2 inches, it is subject to snow removal contractor availability.

7. COMMON AREAS: The term "common areas" shall mean all that portion of building improvements, grounds, parking, and landscaping which is constructed for lease to Tenants or hereafter leased to Tenants. Tenant shall not at any time interfere with the rights of Landlord and other tenants, and their employees, customers and invites, to use any part of the common areas. The Landlord has the right to erect "for rent", "for lease" or "for sale" signs on the common area as well as add any improvements as required by the Landlord.

8. ALTERATIONS AND IMPROVEMENTS: Written approval by the Landlord for any and all alterations and improvements is required. Landlord may at its option, require Tenants, at the expense of the Tenant, to remove any physical additions and/or repair and alteration in order to restore the Premises to the condition existing at the time Tenant took possession.

9. LIENS ON PREMISES: Tenants shall not permit any lien to be placed and remain on the premises, building or common areas as a result of its conduct for any reason. Tenant shall also post notice pursuant to Colorado Revised Statutes, 1997, as amended, 38-22-101, et Seq. Negating Landlord's liability for any mechanic's liens resulting from any work, request for incorporation into the premises.

10. CONDEMNATION: If, during the term of this lease, all or a substantial part of the premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the premises by the Tenant for the purpose for which they are then being used, this lease shall be terminated and all rents shall be abated during the unexpired portion of the lease effective on the date physical possession is taken by the condemning authority. Tenant agrees that it shall have no claim to the condemnation award.

11. INSURANCE: The Landlord shall at all times during the Term of the lease, maintain a policy or policies of insurance as landlord deems appropriate. Landlord shall not be obligated in any way or manner to insure any personal property of the Tenant. Tenant shall, at Tenant's expense, maintain such other liability insurance in the amount of $1,000,000 or more as Tenant deems appropriate to protect Tenant and landlord from liability loss and/or the loss of the entire or portion of Landlords building due to neglect

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and/or caused by Tenant.  A current copy of the Tenant's insurance policy is to be maintained by the Landlord.

12. WAIVER OF SUBROGATION: Anything in this lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action against each other, their agents, officers and employees, for any loss or damage that may occur to the premises. Improvements to the common areas or building of which the premises are a part, or personal property (building contents) within the building, by reason of fire or the elements regardless of cause or origin, where such loss or damage is insured against and subject to an insurance policy in force at the time of such loss or damage. Because this paragraph will preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this lease agrees immediately to give each insurance company which has issued to its policies of insurance covering all risk of direct physical loss, written notice of Terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph.

13. INDEMNITY: Tenant shall indemnify and hold harmless landlord from and against any and all claims arising from Tenant's use of the premises, or from the conduct of Tenant's business or from activity, work or things done, permitted or suffered by Tenant, in or about the premises or elsewhere. In case any action or proceeding be brought against landlord by reason of such claim, Tenant shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the premises arising from the cause and Tenant hereby waives all claims in respect thereof against landlord. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or damage to the goods, ware, merchandise or other property of Tenant, Tenant's employees, invites customers, or any other person in or about the premises; nor shall landlord be liable for injury to the person of Tenant, Tenant's employees, agents, or contractors, whether such damage or injury is caused by or results from fire, explosion, stream, electricity, gas, water, rain, or form breakage, leakage, obstruction, other damage or injury results from conditions arising upon the premises or upon other portions of the new building of which the premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

14. FIRE OR OTHER CASUALTY: In the case the building shall be partially or totally destroyed by the fire or other casualty insurable under standard fire insurance so as to become partially or totally untenable, the same shall be repaired as speedily as possible at the expense of the Landlord, unless Landlord shall elect not to rebuild, as hereinafter provided, and an equitable part of the rent shall be abated until so repaired based upon the time and to the extent the leased premises are untenable. If the Landlord determines not to rebuild or repair premises of the Tenant, the Landlord will notify the Tenant of those intentions in writing within 60 days of the casualty loss. In no event in the case of any

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such destruction shall Landlord be required to repair or replace Tenant's stock in trade, lease hold improvements, fixtures, equipment furnishings, or floor coverings. Tenant covenants to make such repairs and replacements and to furnish Landlord on demand evidence of insurance assuring its ability to do so.

I5. LANDLORD'S RIGHT OF ENTRY: Landlord shall during the term hereof, have the right to enter and inspect the premises, with or without the Tenants approval at any time. The Landlord will attempt, but not limited to, to enter when Tenant is present.

16. ASSIGNMENT OR SUBLEASE: Tenant shall not assign or in any manner transfer this lease or any interest therein, nor sublet said leased premises or any part or parts hereof, nor permit occupancy by anyone without the prior written consent of the Landlord. Landlord shall not unreasonably withhold consent. In the event of any subletting, the Tenant shall nevertheless at all times, remain fully responsible and liable for rent payments and for compliance of with all its other obligations under the terms, provisions and covenants of this lease. In the event of any assignment of this lease, the Tenant shall be liable only for the first thirty (30) days of rent of the pre-approved assignee. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a release of Tenant from the further performance of its obligations under the lease.

17. TENANT DEFAULT: The following events shall be deemed to be events of default by Tenant under this lease:

(a) Tenant shall fail to pay any installment of the rent hereby reserved and such failure shall continue for a period of ten (10) days.

(b) Tenant fails to comply with any term, provision or covenant of this lease, other than the payment of rent, and shall not cure such failure within thirty
(30) days after written notice thereof to Tenant.

(c) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(d) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

(e) A receiver or Trustee shall be appointed for all or substantially all of the assets of Tenant.

(f) Tenant shall desert or vacate any substantial portion of the premises. Upon the occurrence of any notice of demand whatsoever:

     (i) Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise, including any damages Landlord may incur because of special sums expended for fixing up premises for Tenant.

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     (ii)  Enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the premises and receive the rent therefor, and Tenant agrees to pay the Landlord on demand and deficiency that may arise by reason of such reletting.

     (iii) Enter upon the leased premises, by force if necessary, without be liable for prosecution or any claim for damages thereof and do whatever Tenant is obligated to do under the terms of this lease: and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages, resulting to the Tenant from such action whether cause by negligence of Landlord or otherwise.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord or any violation or breach of any of the terms, provisions, and covenants herein contained, shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

18. LANDLORDS LIEN AND UNIFORM COMMERCIAL CODE: As security for Landlord; payment of rent, damages and all other payments required to be made by this lease, Tenant hereby grants the Landlord a lien, secondary to Silicon Valley Bank, upon all property of Tenant now or subsequently located upon the Leased Premises. If Tenant abandons or vacates any substantial portion of the Leased Premises or is in default of the payment of any rentals, damage or other payments required to be made by this Lease, Landlord may enter upon the Leased Premises, by force if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash and on behalf of Tenant, sell and convey all or part of the personal property of the bidder, delivering to the bidder all of the Tenant's title and interest in the personal property sold to him/her. The proceeds of the sale of the personal property shall be applied by the Landlord toward the cost of the sale and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease. The statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. To the extent, if any, this Lease grants Landlord, or recognizes in Landlord, any lien or lien rights greater than provided by the laws of the state in which the Leased Premises are located pertaining to Landlord's liens, this Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of such state and, Landlord, in addition

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to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Tenant's property now or hereafter located upon the Leased Premises which are granted a secured party as that term is defined, under such state's Uniform Commercial Code to secure the payment to Landlord of the various amounts provided in this Lease and in compliance with the Uniform Commercial Code.

19. ACTS OF GODS: Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure. Act of God and Force Majeure shall mean strikes, lockouts, sit-downs, material or labor restriction, delays by any municipal, governmental and/or quasi-governmental authority, unusual transportation delays, material or supply shortages or back order, riots, floods. freezing, washouts, explosions, earthquakes, fire, storms, acts of the public enemy, acts of vandals, wars, insurrections, delays by utility suppliers, and any other cause not reasonably within the control of the Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

20. ATTORNEY'S FEES: In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease, the collection of any rent due or to become due or the recovery of the possession of the premises, Tenant agrees to pay Landlord's attorney fees. In the event, suit is brought against the Landlord and Landlord is found to be "at fault". Landlord shall pay the Tenant's Attorney's Fees.

21. HOLDING OVER: In the event of holding over by the Tenant after the expiration or termination of this extension, the holdover shall be as a Tenant at will and all of the terms, provisions and covenants of this lease shall continue if force except that rents will be an amount equal to 1-1/2 times the rent which would have been payable by Tenant had the hold over period been apart of the original term of this lease.

22. RIGHTS OF FIRST MORTGAGEE OR SUBSEQUENT TRANSFEREES: Tenant accepts this lease subject and subordinate to any recorded deed conveying title, first or other mortgage deed of trust lien presently existing or hereafter created upon the premises, building and/or common areas. Tenant agrees upon demand and in a reasonable time period to execute additional instruments subordinating this lease as Landlord may require.

23. ESTOPPEL CERTIFICATES AND ATTORNMENT: Tenant agrees to furnish promptly, from time to time. upon request of Landlord or Landlord's mortgagee a statement certifying that the Tenant is in possession of the premises: the premises are acceptable: the lease is in full force and effect: the lease is unmodified: Tenant claims no present charge, lien, or claim of offset against rent: the rent is paid for the month, but is not prepaid for more than one month in advance: there is no existing default by reason of some act or omission by Landlord: and such other matters as may be reasonably required for foreclosure, or in the event of exercise of the power of sale under any mortgage or deed of trust made by the Landlord under this lease. No mortgagee shall be liable for any act or omission of Landlord, be bound by any payment of rent, additional rent or any other charge made more than thirty (30) days in advance of the due date thereof, or be bound by any assignment, surrender, termination, cancellation amendment or modification of the lease without the express written consent of

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the mortgagee.

24. GOVERNING LAW: This lease is made and delivered in the State of Colorado and shall be interpreted, construed, and enforced in accordance with the laws thereof.

25. SUCCESSORS: This lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.

26. TIME OF ESSENCE: Time is of the essence in this lease.

27. MISCELLANEOUS: The captions appearing in this lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph. If any provision of this lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this lease, and all other provisions shall continue in full force and effect.

28. NON WAIVER: The receipt by Landlord of rent with knowledge of the breach on any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by the Landlord unless such waiver be in writing signed by the Landlord.

29. Notice: All written notices, rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth below, or at such other address as Landlord may specify from time to time by written notice.

     Landlord: John or Sharon Sanders
               154 Talamine Court
               Colorado Springs, Colorado 80907

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     Any notices will be mailed to the address set forth below, or at such other address as Tenant may specify from time to time by written notice.

               Tenant:  Spectranetics, Inc.
                        148 Talamine Court
                        Colorado Springs, Colorado 80907

30. ENTIRE AGREEMENT AND LIMITATION OF WARRANTES: It is expressly agreed by Tenant, as a material consideration for the execution of this lease: that this lease, with the specific references to written extrinsic documents, is the entire agreement of the parties; that there are. and were no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this lease or the expressly mentioned written extrinsic documents not incorporated in writing in this lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties which extend beyond those expressly set forth in this lease. It is likewise agreed that this lease may not be altered, waived, amended or extended except by an instrument in writing signed by both Landlord and Tenant. There are a total of seven (7) pages in this lease.

Signed in County of El Paso, City of Colorado Springs, State of Colorado on this ______ of ________, 1997.


Landlord:                              Tenant:


By: (signed) John Sanders              By: (signed) James P. McCluskey
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Landlord                               VP Finance